Exhibit 12.1

CrowdCheck Law LLP

700 12th Street NW, Suite 700

Washington, DC 20005

August 26, 2022

Managing Member

StartEngine Loans Fund I LLC

3900 W Alameda Ave., Suite 1200

Burbank, CA 91505

To the Managing Member:

We are acting as counsel to StartEngine Collectibles Fund I LLC (the “Company”) with respect to the preparation and filing of an offering statement on Form 1-A. The offering statement covers the contemplated sale of membership interests (the “Shares”) in each of the applicable series of the Company (each, a “Series”) as set forth on Schedule 1 hereto (each, an “Offering”).

In connection with the opinion contained herein, we have examined the offering statement, the certificate of formation of the Company, its Limited Liability Company Agreement, as amended, and the Series Designation of each Series undertaking an Offering, as well as all other documents necessary to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

We are opining herein as to the effect on the subject transactions only of the laws of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including federal law.

Based upon the foregoing, we are of the opinion that the Shares being sold pursuant to the offering statement have been authorized by all necessary series limited liability company actions of the Company and, when issued in the manner described in the offering statement, validly issued, fully paid and non-assessable.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the offering statement or any portion thereof.

We further consent to the use of this opinion as an exhibit to the offering statement.

Yours truly,

/s/ CrowdCheck Law LLP

JO/KM

SCHEDULE 1

Series Name	Offering Price per Share	Maximum Offering Size	Maximum Membership Interests
Series Wine #2020PAVIE	$10.00	$22,990.00	2,299
Series Wine #2020CHBL	$10.00	$11,580.00	1,158
Series Wine #2020AUSO	$10.00	$29,310.00	2,931
Series Wine #2020ANGE	$10.00	$15,270.00	1,527
Series Wine #2020CERT	$10.00	$11,500.00	1,150
Series Wine #2005LPIN	$10.00	$58,530.00	5,853
Series Wine #2000LAFL	$10.00	$64,970.00	6,497
Series Wine #2015HBRI	$10.00	$41,380.00	4,138
Series Wine #2000EGLC	$10.00	$52,430.00	5,243
Series Wine #2016CHAM	$10.00	$5,160.00	516
Series Wine #2016BONMA	$10.00	$28,970.00	2,897
Series Wine #2016MUSIG	$10.00	$21,230.00	2,123
Series Wine #2009PETRUS	$10.00	$59,360.00	5,936
Series Wine #2010PETRUS	$10.00	$59,530.00	5,953
Series Art #WARHOLMARILYN	$10.00	$302,400.00	30,240
Series Art #LICHTENSTEINSWEET	$10.00	$196,560.00	19,656
Series Sports #JORDANROOKIE	$10.00	$432,000.00	43,200
Series Sports #JAMESREFRACTOR	$10.00	$146,880.00	14,688
Series Art #INDIANALOVE	$10.00	$330,000.00	33,000
Series Art #HIRSTDOTS	$10.00	$604,800.00	60,480
Series Sports #JACKIEROOKIE	$10.00	$532,800.00	53,280
Series Comics #BATMAN	$10.00	$288,000.00	28,800
Series Wine #2012CRISTAL	$5.00	$11,950.00	2,390
Series Wine #2008DOMP	$10.00	$19,040.00	1,904
Series Wine #2012DOMP	$2.00	$14,720.00	7,360
Series Wine #2006DOMP	$2.00	$16,230.00	8,115
Series Wine #2006CONTERNO	$5.00	$18,000.00	3,600
Series Wine #2006RAYAS	$2.00	$16,080.00	8,040
Series Wine #2013HARLAN	$8.00	$8,400.00	1,050
Series Wine #2013MARCASSIN	$5.00	$6,600.00	1,320
Series Wine #2015ROMANEE	$6.00	$72,000.00	12,000
Series Wine #2011CRIOTS	$5.00	$54,000.00	10,800
Series Art #BANKSYLAUGH	$8.00	$155,400.00	19,425
Series Comics #SUPERMAN	$5.00	$300,000.00	60,000
Series NFT #COOLCAT	$5.00	$57,440.00	11,488
Series Watch #SCHWARZENEGGER	$5.00	$66,480.00	11,080
Series Watch #ROLEX6265	$8.00	$84,000.00	10,500
Series Watch #PEPSI	$2.00	$16,800.00	8,400
Series Art #PICASSO	$10.00	$258,630.00	25,863
Series Art #DALI	$10.00	$159,600.00	15,960
Series Art #HULK181	$9.00	$100,800.00	11,200
Series Wine #CORTON CHARLEMAGNE 2015	$5.00	$21,600	4,320
Series Wine #2020AUSONE	$10.00	$8,570.00	857
Series Wine #2020ANGELUS	$10.00	$2,230.00	223
Series Wine #2020CHEVAL	$10.00	$12,080.00	1,208
Series Wine #2020HAUT	$10.00	$37,080.00	3,708
Series Wine #2020LEPIN	$10.00	$4,200.00	420
Series Wine #BORDEAUXCOLLECTION	$10.00	$58,800.00	5,880